Exhibit 5.1

April 28, 2023

NioCorp Developments Ltd. 7000 South Yosemite Street, Suite115 Centennial, CO 80112
RE:	Offering of 314,465 Common Shares of NioCorp Developments Ltd.

Dear Sirs/Mesdames:

We have acted as Canadian counsel to NioCorp Developments Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), in connection with the offer and sale by the Company of 314,465 common shares of the Company (the “Common Shares”), pursuant to the Company’s shelf registration statement on Form S-3, filed on November 2, 2021 under the Securities Act of 1933, as amended (the “Securities Act”) and declared effective by the Securities and Exchange Commission (the “Commission”) on November 16, 2021 (Registration No. 333-260673) (the “Registration Statement”), the base prospectus, dated November 16, 2021, included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement related to the Common Shares filed by the Company with the Commission as of the date hereof pursuant to Rule 424(b)(5) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).

The offer and sale of the Common Shares is being made pursuant to a Securities Purchase Agreement, dated as of April 26, 2023 (the “Securities Purchase Agreement”), by and between the Company and the purchaser identified on the signature pages thereto.

In connection with giving this opinion, we have examined the Registration Statement (including the exhibits thereto) and the Prospectus. We have also examined, considered and relied upon originals or copies certified to our satisfaction of each of the following documents (collectively, the “Documents”):

(a)	the Company’s Articles and Notice of Articles;
(b)	a certificate of good standing dated April 26, 2023 issued by the British Columbia Registrar of Companies pursuant to the Business Corporations Act (British Columbia) in respect of the Company;
(c)	records of corporate proceedings of the Company approving the issuance of the Common Shares;
(d)	the Securities Purchase Agreement; and
(e)	such other documents, statutes, regulations, public and corporate records as we have deemed appropriate to give this opinion.

We have relied upon the factual matters contained in the representations and other factual statements of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In such examination, we have assumed without any independent investigation: (a) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents; and (b) that each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the

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Documents to which such party is a signatory, and the obligations of each party (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing and as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

On the basis of and subject to the foregoing and the other assumptions and qualifications set forth herein, we are of the opinion that the Common Shares will be, when issued in accordance with the terms of the Securities Purchase Agreement, validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We do not express any opinion with respect to the laws of any jurisdiction other than the Province of British Columbia and the laws of Canada specifically applicable therein.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Commission for incorporation by reference into the Registration Statement. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP